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                                                                    EXHIBIT 10.8

                             MSX INTERNATIONAL, INC.
                             2000 STOCK OPTION PLAN



SECTION 1: PURPOSES

The purposes of this MSX International, Inc. 2000 Stock Option Plan are to encourage selected employees of MSX International, Inc. and its Subsidiaries to acquire a proprietary interest in the Company in order to provide motivation and to reward them for contributions to the attainment of Company objectives. The Plan is also intended to support the Company's Corporate Guiding Principles and enhance its ability to attract and retain especially qualified individuals upon whom the sustained progress, growth, profitability and value of the Company depend.

SECTION 2: DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 "AFFILIATE" means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. For the purposes of the definition "control" (including, with its correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise. For purposes of this Plan, employees, officers and directors of Citicorp Venture Capital, Ltd., a New York corporation ("CVC"), and its Affiliates shall be "Affiliates" of CVC or any Affiliate of CVC.

2.2 "AWARD AGREEMENT" OR "AGREEMENT" means any written agreement, contract or other instrument or document evidencing an Option granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

2.3      "BOARD" means the board of directors of the Company.

2.4 "CAUSE" means, with respect to a Participant (i) a material breach of any employment, non-compete or confidentiality agreement with the Company or any of its Subsidiaries to which such person is party (including, without limitation, any Management Subscription Agreement, as defined in the Stockholders Agreement), (ii) commission by such person of a felony, a crime involving moral turpitude or any other willful act causing material harm to the business, financial condition, standing or reputation of the Company or any of its Subsidiaries, (iii) commission of any act of fraud or dishonesty with respect to the business of the Company or its Subsidiaries or (iv) willful misconduct or gross negligence in connection with the performance of a Participant's duties to the Company and its Subsidiaries, in each case as determined in good faith by the Board.


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2.5      "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

2.6      "COMMITTEE" means the Compensation Committee of the Board.

2.7      "COMPANY" means MSX International, Inc., a Delaware corporation.

2.8 "COMMON STOCK" OR "STOCK" means the common stock, $0.01 par value, of the Company.

2.9 "DISABILITY" means a physical or mental impairment that causes a Participant to be unable to engage in any substantial gainful activity and that is expected to result in death or is expected to last for a continuous period of at least 12 months, as determined in good faith by the Board.

2.10 "EMPLOYEE" means an officer or employee of the Company or any Subsidiary.

2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission thereunder.

2.12 "EXERCISE PRICE" in the case of a Stock Option, means the amount for which one share of Stock may be purchased upon exercise of such Option, as specified in the Award Agreement.

2.13 "FAIR MARKET VALUE" means the fair market value per share as determined by the Board acting in good faith in its sole discretion; provided, however, that if the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the fair market value shall be based on the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Common Stock on such date (or, if there was no trading or quotation in the Common Stock on such date, on the next preceding date on which there was trading or quotation) as provided by one of such organizations.

2.14 "INCENTIVE STOCK OPTION" OR "ISO" means an incentive stock option within the meaning of section 422 of the Code, or any successor provision thereto.

2.15 "INITIAL PUBLIC OFFERING" OR "IPO" means the Company's first offering of Stock to the general public under an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, covering the distribution of Common Stock (i) which raises at least $50,000,000 of aggregate net proceeds to the Company (after underwriters' fees, commissions and discounts and offering expenses) or (ii) as a result of which, at that time, at least 25% of the Common Stock, on a fully-diluted basis, has been sold (including through dividend or spin-off) to the public.

2.16 "NON-QUALIFIED STOCK OPTION" OR "NSO" means a stock option, granted pursuant to this Plan, which is not intended to be an ISO or an ISO that,



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         subsequent to the date of grant thereof, fails to satisfy the requirements of section 422 of the Code or any successor provision thereto.

2.17 "OPTION" OR "STOCK OPTION" means an ISO or NSO granted under this Plan and entitling the holder to purchase shares of Stock subject to the provisions of this Plan and the Award Agreement.

2.18     "OPTION PRICE" means Exercise Price.

2.19 "PARTICIPANT" means any Employee to whom an Option is granted under this Plan.

2.20 "PERSON" means an individual, partnership, corporation, trust, unincorporated organization, limited liability company or partnership, joint venture, government (or agency or political subdivision thereof) or any other entity of any kind.

2.21     "PLAN" means this MSX International, Inc. 2000 Stock Option Plan.

2.22 "STOCKHOLDERS AGREEMENT" means the Stockholders' Agreement dated as of January 3, 1997 by and among MSX International, Inc., MascoTech, Inc., Citicorp Venture Capital, Ltd. and certain other shareholders of MSX International, Inc., as amended or restated from time to time.

2.23 "SUBSIDIARY" means (i) any corporation with respect to which the Company or, for purposes of Section 9, another Person owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or (ii) any entity which the Committee reasonably expects to become a Subsidiary within the meaning of clause (i).

2.24 "VEST" OR "VESTING" means the date on which an Option becomes exercisable and/or non-forfeitable, as applicable, in accordance with the terms of the Plan.

SECTION 3: ADMINISTRATION

The Committee shall administer this Plan. The Committee shall have sole and absolute authority regarding (a) granting of Options consistent with Plan provisions, (b) determining all Option terms including, but not limited to, Option type, Vesting and other features and conditions, (c) Plan interpretation,
(d) adoption of Plan administration rules, recordkeeping and procedures, and (f) any and all other decisions regarding the Plan.

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any of its Subsidiaries, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. To the fullest extent permitted by applicable law, no member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with



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respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, Participants, any Person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 12). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

SECTION 4: SHARES SUBJECT TO PLAN

4.1 BASIC LIMITATION - SHARES. Subject to the capital adjustment provisions set forth in Section 7 of this Plan, the maximum number of shares of Stock that may be issued pursuant to Stock Options shall be 1,000,000 shares of Common Stock. Stock issued under this Plan may consist, in whole or in part, of authorized but unissued shares or of treasury shares.

4.2 RE- AWARDING OF EXPIRED SHARES. If any Options under this Plan expire due to termination by a Participant or expiration of the term of the Option or otherwise, the Stock underlying such Options shall again become available for Options under the Plan, subject to the basic limitations in Section 4.1.

SECTION 5: ELIGIBILITY

Any Employee shall be eligible for award of Options under the Plan. The Committee, upon its own action, may grant, but shall not be required to grant, an Option to any Employee at any time and from time to time, and may include or exclude prior or new Participants and award fewer or a greater number of Options as it shall decide in its sole determination. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive or are eligible to receive Options.

SECTION 6: OPTIONS

6.1 AWARD AGREEMENT. Each grant of an Option under this Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Award Agreement shall specify whether the Option is an ISO or a NSO. The provisions of the various Award Agreements entered into under the Plan need not be identical.



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6.2      ELIGIBILITY FOR ISOS. An Employee who owns more than 10% of the total combined voting power of the Stock shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied. Any awarded Options that fail to qualify as ISOs shall become NSOs.

6.3 NUMBER OF SHARES. Each Award Agreement shall specify the number of shares of Stock subject to the Option.

6.4 EXERCISE PRICE. Each Award Agreement shall specify the Exercise Price for each Option. The Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a share of Stock on the date of grant for an Employee that owns less than 10% of the total combined voting power of the Stock and in no event be less than 110% of the Fair Market Value of a share of Stock on the date of grant for an Employee that owns 10% or more of the total combined voting power of the Stock.

6.5 VESTING. Unless otherwise specified by the Committee, each Option shall vest and become exercisable in five equal installments on each of the first five anniversaries of the date the Option is granted.

6.6 EXERCISABILITY AND TERM. Each Award Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant for an Employee that owns less than 10% of the total combined voting power of the Stock and in no event exceed five years from the date of grant for an employee that owns 10% or more of the total combined voting power of the Stock. An Award Agreement may provide for accelerated exercisability in the event of the Participant's death, disability or other event, and may provide for expiration prior to the end of its term in the event of the termination of the Participant's employment with the Company or any Subsidiary.

6.7 MODIFICATION OF OPTIONS. Within the limitation of the Plan, the Committee may modify or extend outstanding Options or may accept the cancellation of outstanding Options in return for the grant of new Options for the same or a different number of shares of Stock and at the same or a different Exercise Price. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, adversely alter or impair his or her rights or obligations under such Option.

6.8 BUYOUT PROVISIONS. The Committee may at any time offer to purchase for a payment of cash or cash equivalents an Option previously granted.

6.9 PAYMENT FOR OPTION SHARES. The Exercise Price of shares of Stock issued upon exercise of Options shall be payable in one or more of the following methods, as determined by the Committee:

         (i)      cash,



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         (ii)     surrender of prior owned shares of Stock,

         (iii) any combination of cash and the surrender of prior owned shares of Stock; or

         (iv) by "cashless exercise" arrangements, to the extent permitted by applicable law.

         If Stock is used to pay all or part of the Option Price, the shares surrendered must have a Fair Market Value that is not less than such Exercise Price or part thereof.

6.10 SHARE CERTIFICATES. All certificates for Stock or other securities delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, any applicable Federal or state securities laws and the terms and conditions of the Stockholders Agreement and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.11 NO RIGHTS UNTIL EXERCISE AND PAYMENT. A Participant shall have no rights as a stockholder with respect to any shares of Stock covered by the Participant's Option until such Participant becomes entitled to receive such shares by filing a notice of Exercise and paying the Exercise Price pursuant to the terms of such Option.

6.12 STOCKHOLDERS AGREEMENT. Prior to the grant of any Option hereunder or such later time as is requested by the Committee, the Participant, as a condition to the grant of such Option, shall execute a joinder agreement to the Stockholders Agreement and agree to be bound by the provisions thereof. The Stockholders Agreement contains restrictions on a Participant's ability to transfer his Options and the Common Stock acquired upon his exercise of an Option and allows the Company and certain stockholders to repurchase a Participant's Vested Options and the Common Stock acquired upon his exercise of an Option under certain circumstances. In addition, a Participant may also be required to sell his Vested Options and the Common Stock acquired upon his exercise of an Option as directed by other stockholders.

6.13 WAIVER OF JURY TRIAL. Prior to the grant of any Option hereunder, the Participant, as a condition to the grant of such Option, shall agree to the following waiver:

         "SUCH PARTICIPANT WAIVES HIS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CLAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS PLAN OR ANY OPTIONS GRANTED HEREUNDER. SUCH PARTICIPANT ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BONDS



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         WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTICIPANT. THE
         SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS PLAN OR ANY OPTIONS GRANTED HEREUNDER, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. SUCH PARTICIPANT WARRANTS AND REPRESENTS THAT HE HAS REVIEWED THIS WAIVER WITH HIS LEGAL COUNSEL, AND THAT HE KNOWINGLY AND VOLUNTARILY WAIVES HIS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS PLAN OR ANY OPTIONS GRANTED HEREUNDER. IN THE EVENT OF LITIGATION, THIS RELEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 7: ADJUSTMENT

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Stock (or other securities or property) which thereafter may be made the subject of Options, including the aggregate and individual limits specified in Section 4, (ii) the number and type of shares of Stock (or other securities or property) subject to outstanding Options, and (iii) the grant or Exercise Price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Option; provided, however, that the number of shares of Stock subject to any Option shall always be a whole number. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Options (including, without limitation, cancellation of Options in exchange for the intrinsic (i.e., in-the-money) value, if any, of the Vested portion thereof, or substitution of Options using securities of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, an event described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.



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SECTION 8: CONVERSION AND DISTRIBUTION EVENTS

8.1 INITIAL PUBLIC OFFERING. In the event of an Initial Public Offering of the Stock, vesting provisions for any Option granted under this Plan will remain unchanged unless otherwise stated in the Award Agreement or provided by the Committee at such time.

SECTION 9: TERMINATION OF EMPLOYMENT

9.1 TERMINATION. Except as otherwise provided by the Committee, Options held by a Participant shall terminate upon the earliest of:

         (a) FOR CAUSE. If a Participant's employment with the Company or its Subsidiary is terminated for Cause, all Options, whether or not Vested, shall be forfeited, as of the date of such event.

         (b) VOLUNTARY TERMINATION. Any Participant whose employment with the Company or its Subsidiary is terminated for any reason other than a termination by the Company or such Subsidiary for Cause shall have a period of six (6) months, in the case of death or Disability, and thirty (30) days, in all other cases, from the date of the termination event to exercise any Vested Options; provided, however, that during any such 6-month or 30-day period, as applicable, the Options shall be exercisable only to the extent Vested and exercisable as of the date of such termination. All non-Vested Options as of the date of such termination and Vested Options that are not exercised upon the conclusion of such 6-month or 30-day period, as applicable, shall be terminated and forfeited.

         (c) EXPIRATION. Upon the tenth anniversary of the date of grant of any Option.

         (d) TRANSACTIONS. Upon the consummation of any transaction whereby the Company (or any successor to the Company or substantially all of its business) is merged into or becomes a wholly-owned Subsidiary of any other entity, unless the surviving entity of such merger or other entity owning the Company shall continue or assume the Plan as it relates to Options then outstanding (in which case such other entity shall be treated as the Company for all purposes hereunder, and, pursuant to Section 7, the board of directors (or other governing body) of such other entity shall make appropriate adjustment in the number and kind of shares of Common Stock subject thereto and the exercise price per share thereof to reflect consummation of such transaction). If the Plan is not to be so assumed, the Company shall notify the Participants of consummation of such transaction at least ten days in advance thereof. If such other entity is an Affiliate of the Company immediately prior to consummation of any such transaction, Options shall not terminate but shall remain Options to



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                  purchase Common Stock of the Company unless the Plan is in fact so continued or assumed by such other entity.

9.2 SUBSEQUENT NON-COMPETE BREACHES. If a Participant's employment with the Company or its Subsidiary is terminated for any reason and, at any time thereafter, the Participant breaches any of his non-compete obligations to the Company or any Subsidiary, all his Options, whether or not Vested, shall be forfeited, as of the date of such event. In such event, such Participant also shall be obligated to return to the Company cash in an amount equal to the difference between the amount paid to him by the Company on account of the repurchase by the Company of any Options or shares of Common Stock owned by such Participant pursuant to the Stockholders Agreement and the lower of (x) the Fair Market Value of such securities as of the date of such breach and (y) the price paid by such Participant for such securities.

SECTION 10: RESTRICTIONS AND MISCELLANEOUS PROVISIONS

10.1 CONFIDENTIALITY AND NON-COMPETE. All Options shall require compliance with all Company policies and agreements regarding confidentiality of information and non-competition as may be set forth in the Award Agreement. In the event that a Participant breaches his or her confidentiality or non-compete obligations, Options, whether or not Vested, shall be forfeited, as of the date of such event.

10.2 ALL OPTIONS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS. This Plan shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of New York, except to the extent that the General Corporation Law of the State of Delaware may apply.

10.3 NO RIGHT TO OPTIONS. No Employee has any claim or right to be granted an Option under the Plan.

10.4 NO RIGHT TO EMPLOYMENT. Neither this Plan nor any Option granted under the Plan shall be deemed to confer upon any Participant a right to remain an Employee of the Company or any of its Subsidiaries. The Company and its Subsidiaries reserve the right to terminate the services of any Employee at any time, with or without Cause, subject to applicable laws, Company policies and any written employment or other agreement between the Company and a Participant, if applicable.

10.5 NON-TRANSFERABILITY. Options under the Plan and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than as provided in the Stockholders Agreement and as further subject to applicable law.

10.6 WITHHOLDING. The Company shall have the right to deduct from all amounts distributed pursuant to the Plan any federal, state, local or other taxes required by


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         law to be withheld with respect to Options. The Company shall be authorized to withhold from any Option granted or any payment due or transfer made under any Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, stock, other securities, or other property) of withholding taxes due in respect of an Option, its exercise, or any payment or transfer under such Option or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Stock, other securities or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Company shall have the right to require that a Participant make such provision, or furnish the Company such authorization, necessary or desirable so that the Company may satisfy its obligation, under applicable laws, to withhold or otherwise pay for income or other taxes of a Participant attributable to the grant, exercise or cancellation of Options granted under the Plan or the sale of Common Stock issued with respect to Options. This authority shall include authority to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations (provided, however, that the amount of Stock so withheld shall not exceed the amount necessary to satisfy required tax withholding obligations using the minimum statutory rate applicable).

10.7 RESTRICTIONS. The Company shall not be obligated to deliver Common Stock upon the exercise or settlement of any Option or take any other action under the Plan until the Company shall have determined that applicable federal and state laws, rules, and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Option may be subject have been satisfied.

10.8 PARTICIPANTS' RIGHTS UNSECURED. The Plan shall at all times remain unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. No Participant or other Person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under this Plan and any such Participant or other Person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

10.9 LIMITATIONS OF LIABILITY. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

10.10 PLAN EXPENSES. The Company shall assume all costs associated with the administration of this Plan.

10.11 CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan


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         or any Award Agreement in the manner and to the extent it shall deem desirable to effectuate the Plan.

10.12 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

10.13 SEVERABILITY. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Option, or would disqualify the Plan or Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, person or Award Agreement, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

10.14 FRACTIONAL SHARES. No fractional share of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement, and the Committee shall determine whether cash, other securities or property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

10.15 HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or a provision thereof.

SECTION 11: EFFECTIVE DATE AND PLAN TERM

The Plan, as set forth herein, shall become effective October 1, 2000, subject to approval by the Board and the stockholders of the Company and execution by a duly authorized officer of the Company, and will remain in effect for a period of ten years from the effective date or until amended or terminated under the provisions hereof. No Options under the Plan may be granted after the date of termination of the Plan, although any Option theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Option, or to waive any conditions or rights under any such Option, and the authority of the Board to amend the Plan, shall extend beyond such date.

SECTION 12: PLAN AMENDMENT OR TERMINATION

The Company reserves the right to amend or terminate the Plan at any time and any amendment shall be subject to stockholder approval only as required by applicable laws, regulations or rules. No Plan amendment or termination shall in any way adversely affect the rights of a Participant without such Participant's consent. The Committee, at its sole



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and absolute discretion, reserves the right to accelerate the Vesting of all non-Vested Options.



                           [signature page to follow]

SECTION 13: EXECUTION

In witness whereof, the Company has caused this instrument to be executed as of October 1, 2000, by its Executive Vice President - Chief Financial Officer, who is duly authorized to execute this document on behalf of the Company.



                                           MSX International, Inc.



                                           By: /s/ Frederick K. Minturn
                                              ----------------------------------
                                              Frederick K. Minturn

                                              Executive Vice President & Chief

                                              Financial Officer

Attest:



/s/ Paula S. Bond
---------------------------------
Name: Paula S. Bond
Title: Senior Legal Assistant